UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2015

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 18, 2015, John W. Chadwick resigned from the Registrant’s Board of Directors and the Board of Directors of OceanFirst Bank, its banking subsidiary. Mr. Chadwick has reached the mandatory retirement age in the Registrant’s Bylaws and would not be able to stand for re-election at the 2015 Annual Meeting of Stockholders. Mr. Chadwick resigned prior to the expiration of his term at the Annual Meeting to allow his successor to begin service as soon as possible and to allow Mr. Chadwick to devote more time to his other business, professional and charitable activities. There were no disagreements with Mr. Chadwick relating to the Registrant’s operations, policies or practices.

Also on March 18, 2015, Jack M. Farris was appointed to the Registrant’s Board of Directors and the Board of Directors of OceanFirst Bank. Mr. Farris was selected as part of a search conducted by the Registrant’s Leadership Committee and will serve the remainder of Mr. Chadwick’s term and stand for re-election at the 2015 Annual Meeting of Stockholders for a three-year term. Mr. Farris will serve on the Registrant’s Risk Committee.

ITEM 8.01	OTHER EVENTS

On March 19, 2015, the Registrant issued a press release announcing the above resignation and appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press release announcing the resignation of John W. Chadwick and appointment of Jack M. Farris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: March 19, 2015

Exhibit Index

Exhibit	Description

99.1	Press release announcing the resignation of John W. Chadwick and appointment of Jack M. Farris.